UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard Charlotte, North Carolina	28208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 980-221-3235

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2017, the Board of Directors of Sealed Air Corporation (the “Company”), amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately, to implement proxy access. Under new Section 2.12(c) of the Bylaws, a stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company’s outstanding shares of capital stock continuously for at least three years, may include in the Company’s proxy materials the greater of two nominees or nominees constituting up to twenty percent of the Board of Directors. Both the nominating stockholder(s) and the nominee(s) must meet the eligibility and other requirements specified in the Bylaws. Written notice of the nomination(s) must be submitted to the Secretary of the Company at its principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

The Board of Directors also made certain other conforming and administrative changes to Section 2.12.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Sealed Air Corporation, dated February 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ William G. Stiehl
	Name:	William G. Stiehl
	Title:	Chief Accounting Officer and Controller
Dated: February 17, 2017

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Sealed Air Corporation, dated February 15, 2017